SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	November 21, 2007

Commission file number: 0-13888

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901
 (Address of principal executive offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS, CHANGE IN FISCAL YEAR

On November 21, 2007, the Board of Directors of Chemung Financial Corporation amended Section 14 of its bylaws to comply with SEC Rule 14a-8(b). Under the amended bylaws a shareholder is required to own at least 1% or $2000 in market value of shares in order to submit a shareholder proposal. Prior to the amendment a shareholder was required to hold 1% or $1000 in market value in order to submit a proposal. All other provision of the Company's bylaws remain unchanged. The amended bylaws are attached hereto and incorporated herein by reference

ITEM 8.01	OTHER EVENTS

On November 20, 2007, the Company issued a press release announcing that its Board of Directors approved payment of a quarterly cash dividend of $.25 per share, payable January 2, 2008, to common shareholders of record as of the close of business on December 17, 2007. The current dividend represents a 4.2% increase over the $.24 dividend paid in the fourth quarter 2007. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable
(b)	Not Applicable
(c)	Exhibits

Exhibit No.
3.1	Amended and Restated Bylaws of Chemung Financial Corporation
99.2	Press Release dated November 21, 2007

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

November 21, 2007	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer